Exhibit 99

FTC Grants Early Termination of HSR Waiting Period for PepsiCo Merger; PepsiAmericas Announces Departure of Senior Executives

MINNEAPOLIS--(BUSINESS WIRE)--February 25, 2010--PepsiAmericas, Inc. (NYSE: PAS) today announced that the Federal Trade Commission (FTC) has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for its previously announced agreement and plan of merger with PepsiCo, Inc. (NYSE: PEP). PepsiAmericas and PepsiCo plan to close the merger, which remains subject to the satisfaction of customary closing conditions, after the market closes on February 26, 2010.

Several members of the company’s leadership team will be leaving their posts shortly after the closing of the company’s merger with PepsiCo.

The officers who have signaled their intent to leave include Alexander H. Ware, executive vice president and chief financial officer; Anne D. Sample, executive vice president of worldwide human resources; and Jay S. Hulbert, executive vice president of global supply chain.

In October 2009, Kenneth E. Keiser, PepsiAmericas’ president and chief operating officer, notified the company of his decision to leave when the closing of the company’s merger with PepsiCo occurs.

“We have reached a natural transition point,” said Robert C. Pohlad, PepsiAmericas chairman and chief executive officer. “Each of these talented and thoughtful leaders made a commitment to see the merger through and now, thanks to the hard work of our entire team, their work is complete.

“Not only are these people exceptional executives at the top of their games, but I consider each of them friends,” continued Pohlad. “I fully support their decisions and appreciate the dedication and expertise they brought to our company. On behalf of the board, management team and employees, I want to thank Ken, Alex, Anne and Jay for their countless contributions to PepsiAmericas’ success.”

PepsiAmericas’ Minneapolis headquarters office, which houses approximately 20 individuals, is scheduled to close mid-March, 2010.

About PepsiAmericas

PepsiAmericas is the world's second-largest manufacturer, seller and distributor of PepsiCo beverages. With annual sales of $4.4 billion in 2009, PepsiAmericas serves territories with a population of more than 240 million in a significant portion of a 19-state region in the U.S.; Central and Eastern Europe, including Ukraine, Poland, Romania, Hungary, the Czech Republic and Slovakia; and through our joint venture, the Caribbean and Central America. For more information, please visit www.pepsiamericas.com.

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release refer to our expectations regarding continuing operating improvement and other matters. These forward-looking statements reflect our expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the outcome of, or developments concerning, our pending merger with PepsiCo; competition, including product and pricing pressures; changing trends in consumer tastes; changes in our relationship and/or support programs with PepsiCo and other brand owners; market acceptance of new product and package offerings; weather conditions; cost and availability of raw materials; changing legislation, including tax laws; cost and outcome of environmental claims; availability and cost of capital, including changes in our debt ratings; labor and employee benefit costs; unfavorable foreign currency rate fluctuations; cost and outcome of legal proceedings; integration of acquisitions; failure of information technology systems; and general economic, business, regulatory and political conditions in the countries and territories where we operate. For additional information on these and other risks and uncertainties that could cause our actual results to materially differ from those set forth herein, please see our SEC reports, including "Risk Factors" in our 2009 Annual Report on Form 10-K. We undertake no obligation to update any of the forward-looking statements set forth herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof.

CONTACT:
PepsiAmericas, Inc.
Investor Contact:
Sara Zawoyski, 612-661-3830
or
Press Contact:
Mary Viola, 847-598-2870